                                                                   EXHIBIT 10.52

                     VASCO Data Security International, Inc.
                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is made and entered into as of January 1, 2003 (the "Effective Date"), by and between VASCO Data Security International, Inc., a Delaware corporation (the "Company"), and CLIFFORD K. BOWN (the "Executive").

         WHEREAS, the Company and the Executive desire to enter into this Agreement to establish the rights and obligations of the Executive and the Company in such employment relationship; and

         WHEREAS, the terms of this Agreement have been approved by the Board of Directors of the Company,

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Executive and the Company hereby agree as follows:

1. Employment of Executive.

         As of the Effective Date, the Company hereby engages and employs Executive in an executive capacity as described in Exhibit A attached hereto, and Executive hereby accepts such employment and agrees to act as an employee of the Company in accordance with the terms of employment hereinafter specified ("Executive Employment").

2. Term of Executive Employment.

         The period of Executive Employment shall begin on the Effective Date and continue until terminated as hereinafter provided (the "Employment Period").

3. Duties.

         (a) Executive shall be employed by Company as an Officer of the Company in the capacity and with the duties set forth in Exhibit A attached hereto.

         (b) Nothing contained herein shall be construed so as to prohibit Executive from performing such other or additional duties or responsibilities, and exercising such other or additional authority in furtherance of the goals of the Company, as the Executive and Chief Executive Officer and/or the Board of Directors of the Company shall from time to time agree upon.

         (c) With the exception of your current role as advisor to the Board of Directors of Florstar Sales, Inc., you shall devote your entire time and attention to VASCO's business. During business hours, you shall not engage in any other form of business activity, regardless of whether it is pursued for gain or profit.

       (d) During Executive's employment hereunder, Executive shall not be required to relocate his principal residence from his current location as a result of the Company moving its principal executive offices or the Executive's office to an address greater than forty (40) miles away from the Company's principal executive offices (or the Executive's office) at the Effective Date and shall not be required to perform services which could make the continuance of Executive's principal residence in such location unreasonably difficult or inconvenient for Executive except to the extent that the performance of such services (and travel) is commensurate with Executive's duties specified hereunder.

4. Executive Salary and Compensation.

         (a) Base Salary. During the Employment Period, the Company shall pay or cause to be paid to Executive an initial base salary ("Base Salary") as set forth in Exhibit A attached hereto and made a part hereof, payable to Executive on a periodic basis in accordance with the Company's then current executive salary payment practice; provided, however, that the installments may not be made less frequently than on a monthly basis. Such Base Salary shall be subject to review in accordance with the Company's normal practice for executive salary review from time to time in effect, and will not be reduced without the prior written consent of Executive. Any increase in Base Salary shall be in writing and be attached to this Agreement as an amendment to Exhibit A.

         (b) Incentive Compensation The Compensation Committee of the Company's Board of Directors (the "Committee")shall determine for each fiscal year of the Company during the Employment Period the amount of incentive compensation, if any, to be awarded to the Executive.

         (c) Withholding of Certain Taxes. All compensation referred to in
Section 4(a) and 4(b) of this Agreement is stated in terms of gross amount, it being understood that the Company will be required to withhold from such gross amount deductions for federal, state and local income taxed (if any). F.I.C.A.. unemployment compensation taxes and the like.

5. Expenses. The Company shall pay or reimburse Executive in accordance with the Company's policy for all expenses reasonably incurred by Executive during the period of Executive's employment in connection with the performance of Executive's duties under this Agreement, including, without limitation, travel, entertainment and automobile expenses. As the Company may reasonably request, Executive shall provide to the Company documentation or supporting information relating to the expenses for which Executive seeks reimbursement.

6. (a) Termination of Executive Employment Other than by the Executive. The Company shall have the option to terminate Executive's employment with or without cause, for any reason whatsoever, without any breach of this Agreement under the following circumstances:

                  (i) Death or Disability. The Executive's employment hereunder shall terminate upon his death, and may be terminated by the Company in the event of his Disability, which for the purposes of this Agreement shall mean being unable to perform his duties to the Company as set forth herein for a continuous period of at least one hundred and eighty (180) days, provided that the Executive does not return to work on a substantially full-time basis within thirty (30) days after Notice of Termination is given by the Company pursuant to the provisions of this paragraph. A return to work of less than thirty (30) days shall not interrupt a continuous period of Disability. During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, the Executive shall continue to receive his Base Salary at the rate then in effect until the date his employment is terminated.

                  (ii) Cause. The Company may terminate the Executive's employment for cause. For the purpose of this Agreement, "Cause" shall mean: any act by the Executive that constitutes fraud, dishonesty, bad faith or a felony toward the Company; the conviction of the Executive of a felony or crime involving moral turpitude; the Executive entering into any transaction or contractual relationship causing diversion of business opportunity from the Company (other than on behalf of the Company, or with the prior written consent of the Board of Directors of the Company); or the Executive's willful and continued neglect of his material duties hereunder after thirty (30) days written notice to the Executive by the Board of Directors. The Company will pay to the Executive all compensation owing through the date of termination; however, in no event will any bonus be paid to an Executive terminated for Cause. Executive is bound by the Non-Compete terms contained in this Agreement for the period of time set forth in Exhibit A.

                  (iii) Without Cause. The Company may terminate the Executive's employment hereunder without cause. If the Executive is terminated without Cause, the Company shall continue to pay the Executive his Base Salary at the rate then in effect for the period set forth in Exhibit A, from the Date of Termination. Executive is bound by the Non-Compete terms contained in this Agreement for the period of time set forth in Exhibit A.

         (b) Termination of Employment by Executive.

                  (i) The Executive may terminate his employment at any time. If the Executive terminates his employment with the Company, the Company shall pay the Executive all compensation owing through the Date of Termination. Executive is bound by the Non-Compete terms contained in this Agreement for the period of time set forth in Exhibit A.

                  (ii) For Good Reason. If the Executive terminates his employment for Good Reason, the Company shall continue to pay the Executive his Base Salary at the rate then in effect for the period set forth as Severance in Exhibit A, from the Date of Termination. Executive is bound by the Non-Compete terms contained in this

                           Agreement for the period of time set forth in Exhibit
                           A. For purposes of this Agreement, "Good Reason" shall mean:

                           (1) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                           (2) any failure by the Company to comply with any provision of any employment agreement entered into between the Executive and the Parent Company (or any direct or indirect subsidiary thereof) other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                           (3) the Parent Company's (or any direct or indirect subsidiary thereof) requiring the Executive to be based at any office or location other than the office occupied by the Executive as of the date of this Agreement or a reasonably comparable office located within a 40-mile radius of such current office; or

                           (4) any failure by the Company to continue at least its customary base compensation payments to the Executive.

              Any good faith determination of "Good Reason" made by the Executive shall be conclusive.

         (c) Notice of Termination. Any termination of the Executive's employment by the Company hereunder or by the Executive other than termination upon the Executive's death, shall be communicated by written Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" means a notice that shall indicate the specific termination provision in this Agreement relied upon, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

         (d) Date of Termination. "Date of Termination" shall mean:

                  (i) If Executive's employment is terminated by his death, the date of his death;

                  (ii) If the Executive's employment is terminated by the Company as a result of Disability pursuant to this paragraph, the date that is thirty (30) days after Notice of Termination given; provided the Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period.

                  (iii) If the Executive terminates his employment at his election pursuant to this paragraph, the date that is ten (10) days after Notice of Termination is given.

                  (iv) If the Executive's employment is terminated by the Company without Cause pursuant to this paragraph, the date that is ten (10) days after Notice of Termination is given.

                  (v) If the Executive's employment is terminated by the Company for Cause pursuant to this paragraph, the date on which Notice of Termination is given.

7. Change in Control.

         (a) For purposes hereof, a "Section 7 Termination" shall have occurred if Executive's employment is terminated by the Company other than for Cause, at any time following the occurrence of a change in control of VASCO Data Security International, Inc. (the "Parent Company") or the Company.

         (b) "Change in Control" shall mean the happening of any of the following events:

                  (i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (4) any acquisition by any Person pursuant to a transaction which complies with clauses
                           (1), (2) and (3) of subsection (iii) of this Section 7(b); or

                  (ii) Within any period of 24 consecutive months, a change in the composition of the Board such that the individuals who, immediately prior to such period, constituted the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 7(b)(ii), that any individual who becomes a member of the Board during such period, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

                  (iii) The approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets, either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company, by any corporation controlled by the Company, or by such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, more than 25% of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed with respect to the Company prior to the Corporate Transaction, and
                           (3) individuals who were members of the Board immediately prior to the approval by the stockholders of the Corporation of such Corporate Transaction will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

                  (iv) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, other than to a corporation pursuant to a transaction which would comply with clauses (1), (2) and (3) of subsection (iii) of this Section 7(b), assuming for this purpose that such transaction were a Corporate Transaction.



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

         (c) If a Section 7 Termination occurs, the Company shall continue to pay to Executive, as severance compensation, his Base Salary and Incentive Compensation at the rate then in effect for the period set forth in Exhibit A, from the effective date of Executive's termination. Executive is bound by the Non-Compete terms contained in this Agreement for the period of time set forth in Exhibit A. In lieu of regular payments of Base Salary, the Executive shall be entitled to receive, upon Executive's written election, a lump sum payment equal to the present value of the stream of monthly payments due and unpaid. Executive may also similarly elect to receive a lump sum payment equal to the present value of the Incentive Compensation due pursuant to this Agreement. For purposes of this computation, present value shall be calculated on the basis of the prime rate of interest announced by the Company's principal bank, or if it has no such bank, published in the Wall Street Journal, on the date of Executive's election to receive the lump sum payments provided for herein.

         (d) In the event of a Change in Control, if the Executive terminates his employment for Good Reason, the Company shall continue to pay the Executive his Base Salary and Incentive Compensation at the rate then in effect for the period set forth as Severance in Exhibit A, from the Date of Termination. In lieu of regular payments of Base Salary, the Executive shall be entitled to receive, upon Executive's written election, a lump sum payment equal to the present value of the stream of monthly payments due and unpaid. Executive may also similarly elect to receive a lump sum payment equal to the present value of the Incentive Compensation due pursuant to this Agreement. Executive is bound by the Non-Compete terms contained in this Agreement for the period of time set forth in Exhibit A.

8. Gross Up for Excise Tax Liability. If it shall be determined that any payment or benefit received or to be received by Executive under this Agreement or any other plan, arrangement or agreement of the Company or any person whose actions result in a Change in Control of the Company or any affiliate thereof (all such payments and benefits a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal revenue Code of 1986, as amended (the "Code") (the "Excise Tax"), then the Company shall pay to Executive an additional payment (a "Gross-Up Payment") in an amount necessary to reimburse Executive, on an after-tax basis, for the Excise Tax and for any federal, state and local income tax and excise tax (including any interest and penalties imposed with respect to such taxes) that may be imposed by reason of the Payment. For purposes of determining the amount of any Gross-Up Payment, Executive shall be deemed to pay federal, state and local income taxes at the highest applicable marginal rate of taxation in the calendar year in which the Gross-Up Payment is to be made. All determinations required to be made under this Section 8, including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment shall be made by the Accounting Firm which shall provide detailed supporting calculations both to the Company and Executive within 15 business days of the request for such determination. Such request may be made by either party. The Company shall pay the fees and expenses of the Accounting Firm in connection with any determinations hereunder. The Gross-Up Payment shall be paid by the Company within 10 days of the Accounting Firm's determination of the amount thereof.

9. Non-Compete. In the event Executive terminates his employment or is terminated pursuant to this Agreement, Executive hereby agrees that he shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity, own, operate, manage, control, invest in or participate in any manner in, act as a consultant or advisor to, render services for (alone or in association with any person, firm, corporation or entity), or otherwise assist any firm, corporation or entity which is in direct competition with the Company ("Competitor") upon the terms and conditions and for the term set forth in Exhibit A; provided, however, that nothing contained herein shall be construed to prevent Executive from investing in the stock of a Competitor, but only if Executive is not involved in the business of said Competitor and if Executive and his associates (as such term is defined in Regulation 14(A) promulgated under the Securities Exchange Act of 1934, as in effect on the date hereof), collectively, do not own more than an aggregate of two (2%) percent of the stock of such Competitor.

10. Mitigation of Amounts Payable Under This Agreement. The Executive shall not be required to mitigate the amount of any payment provided for pursuant to this Agreement by seeking other employment or otherwise, and, further, any payment or benefit to be provided to Executive pursuant to this Agreement shall not be reduced by any compensation or other amount earned or collected by Executive at any time before or after the termination of Executive Employment hereunder.

11. Miscellaneous.

         (a) Notice. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when delivered in person or other forms of delivery including certified mail, fax, etc., to the following addresses:

                  (i)      if to the Company, to:

                           VASCO Data Security International, Inc.
                           1901 South Meyers Road, Suite 210
                           Oakbrook Terrace, IL 60181
                           Attn: Compensation Committee Chairman
                           with a copy to:

                           Forrest D. Laidley, Esq
                           339 N. Milwaukee Ave.
                           Suite 200
                           Libertyville, Illinois 60048

                  (ii)     If to Executive to:

                           To the address set forth in Exhibit A.

                  Any party may change its address for notice hereunder by notice to the other party hereto.

         (b) Governing Law. The parties agree that this Agreement shall be construed and governed in accordance with the laws of the State of Illinois applicable to agreements made and to be performed entirely within such state.

         (c) Binding Effect. This Agreement shall be binding upon and incur to the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and assigns.

         (d) Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         (e) Entire Agreement. This Agreement represents the entire agreement and understanding of the parties hereto with respect to the matters set forth herein. This Agreement supersedes all prior negotiations, discussions correspondence, communications, understandings and agreements between the parties, written or oral, relating to the subject matter of this Agreement. This Agreement may be amended, superseded, canceled, renewed, or extended and the terms hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance.

         (f) Waivers. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

         (g) Headings. The headings in this Agreement are inserted for convenience only and are not to be considered in the interpretation or construction of the provisions hereof.

         (h) Arbitration. Except for any claim or dispute which gives rise or could give rise to equitable relief under this Agreement, at the request of the Executive any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or the breach hereof shall be settled exclusively and finally by arbitration. The arbitration shall be conducted in accordance with such rules and before such arbitrator as the parties shall agree and if they fail to so agree within 15 days after demand for arbitration, such arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (hereinafter referred to as "AAA Rules"). Such arbitration shall be conducted in Chicago, Illinois, or in such other city as the parties to the dispute may designate by mutual consent. The arbitral tribunal shall consist of three arbitrators (or such lesser number as may be agreed upon by the parties) selected according to the procedure set forth in the AAA Rules in effect on the date hereof and the arbitrators shall be empowered to order any remedy which is appropriate to the proceedings and issues presented to them. The chairman of the arbitral tribunal shall be appointed by the

American Arbitration Association from among the three arbitrators so selected. Any party to a decision rendered in such arbitration proceedings may seek an order enforcing the same by any court having jurisdiction.

         (i) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the Executive and the Company to express their mutual intent, and no rule of strict construction will be applied against the Executive or Company.

         IN WITNESS WHEREOF, the Company and Executive have signed this Agreement as of the day and year written above.

                                   VASCO Data Security International, Inc.


                                   By:
                                      ------------------------------------------
                                            T. Kendall Hunt
                                        Its:      CEO




                                   By:__________________________________
                                            CLIFFORD K. BOWN

                     VASCO Data Security International, Inc.
                              EMPLOYMENT AGREEMENT

                                    EXHIBIT A


Address: Clifford K. Bown
                  1035 Sheringham Dr.
                  Naperville, IL  60565


Salary:  $150,000 annualized                         Effective:  January 1, 2003

Title:            Chief Financial Officer

         Executive will direct the financial operations of the Company worldwide, including financial reporting centers in Oakbrook Terrace, Illinois, Brussels, Belgium and operations in Australia and Singapore. He will be responsible for all accounting, treasury, investor relations, SEC reporting and compliance, financial controls, capital creation, Edgar reporting and compliance, IPO and secondary offerings, and other financial matters. He will participate in the senior management team that governs the Company's operations. Executive will follow the rules set out by the Sarbanes-Oxley Act of 2002, and will manage the Company in an honest and trustworthy manner. Executive will also be charged with communicating clearly and truthfully with investors, analysts, the press, and other individuals and institutions.

Executive Leaves Without a Change of Control:

1.  Terminated by the Company without Cause:
    ----------------------------------------
         Severance                                                              Yes     12 months
         Non-compete                                                            Yes     12 months

2.  Terminated by the Company with Cause:
    -------------------------------------
         Severance                                                              No      0 months
         Non-compete                                                            Yes     3 months

3.  Executive quits without Good Reason:
    ------------------------------------
         Severance                                                              Yes     0 months
         Non-compete                                                            Yes     3 months

4.  Executive quits with Good Reason:
    ---------------------------------
         Severance                                                              Yes     12 months
         Non-compete                                                            Yes     12 months


Executive Leaves In The Event of a Change of Control:

1.  Terminated
    -----------
         Severance                                                              Yes     12 months
         Non-compete                                                            Yes     12 months

2.  Executive quits for Good Reason:
    --------------------------------
         Severance                                                              Yes     12 months
         Non-compete                                                            Yes     12 months

Severance & Non-compete:

Severance is meant to provide the executive with a reasonable period of time in which to find new employment. So long as Severance continues, the executive is expressly prohibited from joining a firm that is competitive to the Company. After the Severance period is complete, and through the last month of the Non-compete period, the executive is prohibited from contacting in any manner, a customer or prospect of the Company that existed at the time of the executive's departure from the Company. If there is no Severance, for the defined Non-compete period from the executive's separation from the Company, the executive is prohibited from contacting in any manner, a customer or Prospect of the Company that existed at the time of the executive's departure from the Company. A Prospect is defined as an organization that is listed on the Company's forecasting reporting system at the time of the executive's separation from the Company.